 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 17, 2015

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

United Stationers Inc. (the “Registrant”) announced that effective April 17, 2015, Timothy P. Connolly, age 51, was promoted to serve as the Registrant’s Chief Operating Officer. Mr. Connolly will hold such office until his successor is appointed and qualified or until his earlier removal or resignation.

Mr. Connolly joined the Registrant in August, 2003 as Regional Vice-President, Operations-Midwest.  He served as Vice President Field Operations Supply and Facility Engineering from February to December 2006, as Senior Vice President, Operations from December 2006 until January 2011, as President, Operations and Logistics Services from January 2011 to October 2013, and as President, Business Transformation and Supply Chain since October 2013.

Mr. Connolly is a party to an Executive Employment Agreement with the Registrant, the form of which has been described in, and filed as an exhibit to, the Registrant’s prior SEC filings.

A Press Release announcing the promotion of Mr. Connolly to Chief Operating Officer of the Registrant is attached as Exhibit 99 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1*	Press Release, dated April 17, 2015, announcing the promotion of Timothy P. Connolly to Chief Operating Officer.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.
Date: April 20, 2015	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary